                                                                   EXHIBIT 10.18


                             STOCKHOLDER AGREEMENT

                                BY AND BETWEEN

                      HORIZON ORGANIC HOLDING CORPORATION

                                      AND

                            SUIZA FOODS CORPORATION

ARTICLE I     DEFINITIONS; GENERAL......................................    1

    1.1    Definitions..................................................    1

    1.2    General......................................................    4

ARTICLE II    ORGANIC WHITE FLUID MILK PROCESSING.......................    5

    2.1    Sale of Organic White Fluid Milk by the Stockholder..........    5

    2.2    Exception....................................................    5

ARTICLE III   RIGHT TO PURCHASE ADDITIONAL SHARES.......................    6

    3.1    Right to Purchase Additional Shares..........................    6

    3.2    Closing......................................................    7

    3.3    Exceptions...................................................    7

ARTICLE IV    ADDITIONAL COVENANTS OF THE COMPANY.......................    8

    4.1    Appointment of Directors.....................................    8

    4.2    Certain Limitations..........................................    9

    4.3    Observer Rights..............................................    9

    4.4    Hart-Scott-Rodino Filing.....................................    9

ARTICLE V     ADDITIONAL COVENANTS OF THE STOCKHOLDER...................    9

    5.1    Standstill...................................................   10

    5.2    Voting.......................................................   10

    5.3    Solicitation of Proxies......................................   11

ARTICLE VI    TRANSFERS OF STOCK........................................   11

    6.1    General......................................................   11

    6.2    Joinder Agreement; Certain Transfers.........................   11

    6.3    Drag-Along Rights............................................   11

ARTICLE VII   STOCK LEGEND..............................................   13

    7.1    Form of Legend...............................................   13

    7.2    Removal of Legend............................................   13

ARTICLE VIII  TERMINATION...............................................   14

    8.1    Written Agreement............................................   14

    8.2    Time.........................................................   14

ARTICLE IX    RIGHT OF FIRST NEGOTIATION; SALE OF STOCK
              TO STOCKHOLDER COMPETITOR.................................   14

    9.1    Right of First Negotiation...................................   14

    9.2    Sale of Stock to Stockholder Competitor......................   14

ARTICLE X     REGISTRATION RIGHTS.......................................   15

   10.1    Definitions..................................................   15

   10.2    Piggyback Registrations......................................   15

   10.3    Form S-3 Registration........................................   17

   10.4    Expenses of Registration.....................................   18

   10.5    Obligations of the Company...................................   18

   10.6    Termination of Registration Rights...........................   19

   10.7    Delay of Registration; Furnishing Information................   19

   10.8    Indemnification..............................................   20

   10.9    Assignment of Registration Rights............................   22

   10.10   Amendment of Registration Rights.............................   22

   10.11   Rule 144 Reporting...........................................   22

   10.12   Market Stand-Off Agreement...................................   23

   10.13   Limitation on Subsequent Registration Rights.................   23

   10.14   Selection of Underwriter.....................................   23

ARTICLE XI    MISCELLANEOUS.............................................   23

   11.1    Notices......................................................   23

   11.2    Entire Agreement.............................................   24

   11.3    Waiver; Amendment............................................   24

   11.4    Assignment; Binding Effect...................................   24

   11.5    Counterparts.................................................   24

   11.6    Interpretation...............................................   24

   11.7    No Third Party Beneficiaries.................................   24

   11.8    Governing Law................................................   25

   11.9    Form of Payments.............................................   25

   11.10   Dispute Resolution...........................................   25

   11.11   Cooperation and Assurances; Documents........................   25

   11.12   Specific Performance.........................................   26

   11.13   Severability.................................................   26

   11.14   Publicity....................................................   26

                                      2.

                             STOCKHOLDER AGREEMENT

          THIS STOCKHOLDER AGREEMENT (this "Agreement"), dated as of June 5, 1998 (the "Effective Date"), is made by and among Horizon Organic Holding Corporation, a Delaware corporation (the "Company"), and Suiza Foods Corporation, a Delaware corporation (the "Stockholder").

                                   RECITALS

          WHEREAS, the Company and the Stockholder believe it is in their mutual best interests to establish a relationship pursuant to which the Stockholder will own an equity interest in the Company and the Company will use Stockholder's and its Affiliates' (as defined below) processing plants to facilitate the Company's growth where ever practical;

          WHEREAS, in furtherance of these objectives the Company and Stockholder have entered into the Stock Purchase Agreement, of even date herewith (the "Stock Purchase Agreement"), pursuant to which the Stockholder is purchasing up to one million one hundred thousand (1,100,000) shares of Common Stock of the Company;

          WHEREAS, the Company and certain of Stockholder's Affiliates have entered into Processing and Distribution Agreements pursuant to which the Company has granted such Affiliates the exclusive right to process organic white fluid milk for the Company in certain territories and it is their mutual intent to enter into additional agreements pursuant to which Stockholder and/or Stockholder's Affiliates will process and/or distribute organic white fluid milk or other organic dairy products for the Company on an exclusive basis in a territory (the "Processing and Distribution Agreements"); and

          WHEREAS, each party desires to grant certain rights in connection with the Company Stock (as defined below) from time to time held by the Stockholder

          NOW, THEREFORE, in consideration of the representations, warranties, conditions and covenants hereinafter contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   AGREEMENT

                                   ARTICLE I

                             DEFINITIONS; GENERAL

          1.1 Definitions. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the respective meanings therefor set forth below:

          "Additional Securities": Any Voting Securities acquired by the Stockholder pursuant to Section 4.1.

          "Affiliate":  As defined in Rule 12b-2 under the Exchange Act.

                                      1.

          "Approved Transferee":  As defined in Section 4.2(b).

          "Beneficial Ownership" or "Beneficially Own": As defined in Rule 13d-3 under the Exchange Act.

          "Board" or "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors (unless the context specifically requires that such resolution be adopted by a majority of the Disinterested Directors, in which case by a majority of such directors) and to be in full force and effect on the date of such certification, and delivered to the Stockholder.

          "Business Day": Any day other than a Saturday, Sunday, or any other day on which banking institutions in the State of Colorado are authorized or obligated by law or by executive order to be closed.

          "Certificate of Incorporation": The Certificate of Incorporation of the Company, as amended, in the form attached as Exhibit A hereto.

          "Closing Date":  As defined in the Stock Purchase Agreement.

          "Commission": The United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

          "Common Stock": The Company's Common Stock, par value $.001 per share, which has the powers, preferences, qualifications, limitations and restrictions set forth in the Certificate of Incorporation.

          "Company":  As defined in the introduction to this Agreement.

          "Company Notice":  As defined in Section 4.1.

          "Derivative Securities": Securities of the Company convertible into or exercisable for Common Stock or any other capital stock of the Company.

          "Disinterested Director" means, with respect to any proposed transaction between the Company and an Affiliate thereof, a member of the Board of Directors who is not an officer or employee of the Company, would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in, such Affiliate. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because such person holds shares of capital stock of the Company.

          "Employee Securities": Shares of stock, compensatory options or other rights to acquire Common Stock issued to employees, officers, or directors of the Company pursuant to employee stock option plans, stock purchase plans, restricted stock plans or similar arrangements approved by the Company's Board of Directors after the date hereof.

                                      2.

          "Exchange Act": The Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, as all of same shall be in effect at the time.

          "Fully Diluted Ownership Percentage": As of the time of determination thereof, the percentage ownership calculated by dividing (a) the number of shares of Common Stock or other equity securities of the Company Beneficially Owned by a person, including any Common Stock or any other equity securities issuable upon exercise of any options, warrants or rights to acquire Common Stock or upon conversion of securities convertible into Common Stock, howsoever and whenever acquired, by (b) the Company's Fully Diluted Shares (including those Fully Diluted Shares included in subsection (a) above).

          "Fully Diluted Shares": The number of shares of Common Stock or other equity securities of the Company outstanding assuming the conversion of all securities convertible into Common Stock or any other equity security of the Company, the exercise of all options, warrants and rights to acquire Common Stock or any other equity security of the Company, whether or not vested, and all restricted stock of the Company, in each case previously issued by the Company and not terminated, canceled or held in treasury by the Company, whether or not treated as outstanding by the Company.

          "Maximum Fully Diluted Ownership Percentage": As defined in Section
3.1.

          "Organic White Fluid Milk" means any fresh or ultra high pasteurized
(UHT) fluid whole milk, 2% reduced fat milk, 1% low fat milk, and fat free milk, as well as half & half and heavy cream which has been certified as organic by any state agency or private certification organization and which is labeled or otherwise identified in marketing materials as "organic."

          "Person": Any natural person and any domestic or foreign corporation, general or limited partnership or other entity.

          "Preemptive Rights Procedure": The process of complying with Section
4.1 of this Agreement.

          "Proposed Issuance":  As defined in Section 4.1.

          "Requisite Stockholders": means the holders of a majority of the Company's Voting Securities.

          "Sale": means the sale of all or substantially all assets of the Company, or the merger or consolidation or sale or exchange of outstanding Securities as a result of which the holders of the Company's Voting Securities immediately prior to such transaction own less than 50% of the surviving corporation immediately following such transaction.

          "Securities Act": The Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all of the same shall be in effect at the time.

                                      3.

          "Stock": All Common Stock which may from time to time be held by the Stockholder, together with all Additional Securities.

          "Stockholder": As defined in the Introduction, and any other person that becomes a party to this Agreement.

          "Stockholder Competitor": means a processor and/or distributor of fluid milk with fluid milk sales in excess of Two Hundred Million Dollars ($200,000,000) in its most recent fiscal year. Stockholder Competitors shall not include any stockholders or members of the Board of Directors of the Company as of the Effective Date, or any of their Affiliates.

          "Stockholder Directors":  As defined in Section 5.1.

          "Stockholder Notice":  As defined in Section 4.1.

          "Subsidiary" of any person means (i) a corporation more than fifty percent (50%) of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other Subsidiaries of such person or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a corporation) in which such person, or one or more other Subsidiaries of such person or such person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

          "Voting Ownership Percentage": The percentage obtained by dividing the aggregate number of votes in the election of directors to which the Voting Securities Beneficially Owned by a person are entitled by the aggregate number of votes in the election of directors to which all Voting Securities outstanding are entitled as such percentage exists from time to time provided, that Voting Securities issuable upon exercise or conversion of options, warrants or other securities or rights shall not be included for this purpose; provided, further, that restricted stock of the Company which is not treated by the Company as outstanding shall not be included for this purpose; and provided, further, that, for purposes of this definition, the Common Stock shall be deemed to be Voting Securities and to have one vote per share in the election of directors.

          "Voting Securities": any securities that are entitled to vote generally in the election of directors of the Company.

          1.2 General. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                (a) The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender.

                (b) The captions used in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope or content of this Agreement or any provision hereof.

                                      4.

                (c) The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision.

                (d) The term "include" or "including" shall mean without limitation by reason of enumeration.

                (e) Each reference to an "Article" of this Agreement shall include all Sections of such Article. Similarly, each reference to a "Section" shall include all subsections of such Section.

                                  ARTICLE II

                      ORGANIC WHITE FLUID MILK PROCESSING

          2.1 Sale of Organic White Fluid Milk by the Stockholder. Except as provided in Section 2.2 below, the Stockholder hereby agrees that neither it, nor any of its Affiliates, will introduce any Organic White Fluid Milk products for sale under the Stockholder's brands for an initial period of five (5) years from the Effective Date (the "Exclusivity Period") so long as Stockholder or any of its Affiliates is processing and/or distributing Organic White Fluid Milk products for sale under any Processing and Distribution Agreement. The Exclusivity Period will be automatically renewed for additional one (1) year periods, so long as Stockholder or any of its Affiliates is processing and/or distributing Organic White Fluid Milk products for sale under any Processing and Distribution Agreement, unless and until terminated by written notice by one party to the other six (6) months before expiration of an Exclusivity Period.

          2.2 Exception. The Company and Stockholder hereby agree that the Stockholder or its Affiliates may acquire businesses which, as an incidental portion of their business, produce and/or sell Organic White Fluid Milk in territories which are covered by a Processing and Distribution Agreement. In such event, Stockholder agrees, on behalf of itself and its Affiliates, to either (a) transition any Organic White Fluid Milk business which it acquires to the Company's brand within twelve (12) months of the closing of the acquisition of such a business or (b) divest itself of the Organic White Fluid Milk business within twelve (12) months of the closing of the acquisition. If the Stockholder elects to divest the business as provided in subsection (b) above, then Stockholder, or its Affiliate, as applicable, shall offer the Company the right of first negotiation to acquire such Organic White Fluid Milk business. In such event, Stockholder will notify the Company and the Company will have ten (10) days from the receipt of such notice to notify the Stockholder that the Company desires to acquire such Organic White Fluid Milk business. If the Company does not so elect, or if the Company does not respond within such ten (10) day period, or if the Company and Stockholder do not enter into a definitive agreement for such acquisition within forty-five (45) days after the Stockholder's receipt of the Company's election, then the Stockholder will be free to negotiate with any third party for the sale of the Organic White Fluid Milk business.

                                      5.

                                  ARTICLE III

                      RIGHT TO PURCHASE ADDITIONAL SHARES

          3.1   Right to Purchase Additional Shares.

                (a) So long as Stockholder's Fully Diluted Ownership Percentage is at least five percent (5%), in the event of any proposed public or private sale for cash of shares of Common Stock or any other capital stock of the Company or any other security convertible into or exercisable for Common Stock or any other capital stock of the Company (other than pursuant to the exceptions or limitations in Section 3.4 below) ("Proposed Issuance"), the Stockholder shall have the right to purchase from the Company in whole or in part for cash (or, if the parties hereto shall in their discretion at such time agree, for property or other consideration), at the same price sold in the Proposed Issuance, a number of shares of Common Stock or any other capital stock of the Company equal to its Maximum Fully Diluted Ownership Percentage immediately prior to the Proposed Issuance times the number of shares issued in the Proposed Issuance. The "Maximum Fully Diluted Ownership Percentage" shall be calculated using the lesser of (i) the Fully Diluted Ownership Percentage calculated at the time of the Proposed Issuance and (ii) the Fully Diluted Ownership Percentage calculated at the closing of the sale of Common Stock to Stockholder pursuant to the Stock Purchase Agreement.

                (b) If the securities being issued are options or warrants and a purchase price consisting of cash or other consideration is to be paid for the issuance of such options or warrants, then upon exercise of the right under
Section 3.1(a) the Stockholder shall pay such purchase price. Any such option or warrant shall be subject to the same terms and restrictions as the option or warrant constituting the Proposed Issuance.

                (c) The Company shall send written notice of the Proposed Issuance (the "Company Notice") to the Stockholder not less than twenty (20) days prior to closing of the Proposed Issuance (ten (10) days if the Proposed Issuance consists of shares of capital stock or Derivative Securities registered under the Securities Act for sale to the public, or to be sold to qualified institutional buyers for cash pursuant to Rule 144A). The Company Notice shall set forth all material terms of the Proposed Issuance, including, without limitation, the manner of sale, the number (which may be a range) and type of securities to be issued, a minimum and maximum number of securities that the Stockholder is entitled to purchase hereunder, the per share sale price or the amount and type of other consideration to be received by the Company (which may be a range) and the Stockholder's Fully Diluted Ownership Percentage.

                (d) The Stockholder may exercise its rights hereunder by sending irrevocable written notice (the "Stockholder Notice") to the Company within twenty (20) days after receipt of the Company Notice (ten (10) days if the Proposed Issuance consists of shares of capital stock or Derivative Securities registered under the Securities Act for sale to the public, or to be sold to qualified institutional buyers for cash pursuant to Rule 144A). The Stockholder Notice shall specify either the number of securities which the Stockholder wishes to purchase or the Fully Diluted Ownership Percentage which the Stockholder wishes to have immediately after the Proposed Issuance (which shall in no event exceed the Fully Diluted Ownership Percentage existing immediately prior to the Proposed Issuance). The Stockholder Notice may specify a

                                      6.

maximum aggregate dollar value (in which event the Company shall, subject to the Fully Diluted Ownership Percentage limitation, sell to the Stockholder the maximum number of securities up to such value).

                (e) The Company shall, not less than five (5) days before the proposed closing pursuant to Section 3.2, send written notice to the Stockholder specifying the number of securities and the aggregate purchase price of such securities.

                (f) If a Proposed Issuance consists of a public offering for cash, and if the managing underwriters for such offering advise the Company in writing that the fifteen (15) day notice and ten (10) day notice periods referenced in paragraphs 2.2(c) and (d), respectively, are not consistent with the proposed offering schedule, such periods may be reduced to the extent necessary to be consistent with such proposed offering schedule (but not below ten (10) days and five (5) days, respectively). The Company will use reasonable efforts to inform Stockholder of material developments with respect to such offering.

                (g) If any terms of the Proposed Issuance are revised or amended in any material respect after delivery of the Company Notice, such Proposed Issuance, as so revised or amended, shall constitute a new Proposed Issuance subject to the terms of this Section 3.1; provided, that the required notice period in respect of such revised terms under paragraph 2.2(c) shall be twenty
(20) days and under paragraph 2.2(d) shall be ten (10) days.

          3.2 Closing. The purchase and sale of any securities pursuant to this Section 3 shall take place on the date of the closing of the Proposed Issuance or, if it is not possible to close on such date because of the need to secure approval for, or to file, any amendments to the Certificate of Incorporation, comply with any waiting periods imposed on such purchase and sale by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or secure necessary regulatory approvals, then as soon as reasonably practicable following the closing of the Proposed Issuance, or at such other time as the Company and the Stockholder may agree. The Closing shall occur at a time and place specified by the Company in a notice provided to the Stockholder at least five (5) days prior to the closing. In connection with such closing, the Company and the Stockholder shall provide such customary closing certificates and opinions as the Stockholder or the Company, as appropriate, shall reasonably request. The Company and the Stockholder will use their best efforts to comply with all Federal and state laws and regulations and stock exchange or Nasdaq National Market listing requirements applicable to any purchase and sale of shares of Voting Securities under Section 3.1. The issuance of such shares by the Company shall be subject to compliance with applicable laws and regulations and requirements of the Nasdaq National Market or applicable stock exchange, and there shall not then be in effect any order enjoining or restraining such exercise or issuance.

          3.3   Exceptions.  Proposed Issuances shall not include:

                (a) the grant or issuance of Employee Securities, or the issuance of Common Stock upon exercise or conversion thereof;

                (b) any issuances of shares of Common Stock upon conversion of Derivative Securities outstanding as of the date hereof;

                                      7.

                (c) any issuances of Common Stock upon exercise or conversion of Derivative Securities which previously comprised a Proposed Issuance which was effected in compliance with Section 3.1 hereof to Stockholder hereunder;

                (d) any issuances of Voting Securities that would result (assuming exercise or conversion of any Derivative Securities so issued) in a less than one percent (1%) increase in the voting power of Voting Securities outstanding in any calendar year;

                (e) any issuances of Voting Securities in connection with any merger, acquisition or strategic alliance; or

                (f) any issuances of Voting Securities, Derivative Securities or Common Stock upon conversion of Derivative Securities to banks or equipment lessors in connection with any loan agreement up to an aggregate of a three percent (3%) increase in the voting power of Voting Securities outstanding in any calendar year.


                                  ARTICLE IV

                      ADDITIONAL COVENANTS OF THE COMPANY

          4.1   Appointment of Directors.

                (a) The Company hereby agrees that the Stockholder shall be entitled, from and after the date hereof, to designate one member of the Board of Directors of the Company (such director being referred to herein as the "Stockholder Director"). Notwithstanding the foregoing, if at any time the Stockholder's Voting Ownership Percentage is less than five percent (5%), the Stockholder thereafter shall not be entitled to designate any Stockholder Director. The Stockholder Director shall be entitled to the same indemnification, compensation and other benefits provided to all other non-employee members of the Board of Directors of the Company.

                (b) In accordance with the foregoing, the Company hereby agrees that the Company's Board of Directors will take all action necessary such that upon the fifth (5th) business day following the Closing, the Company's Board shall be increased in size, if necessary, and the person designated by the Stockholder shall be elected to the Company's Board as a Class I Director effective upon such date. Following the Closing, the Company shall cause (i) the person designated by the Stockholder as a director to be included (consistent with applicable law and the Certificate of Incorporation) in the group of nominees who are recommended for election as Class I Directors by the management of the Company and included in the Company's proxy statement pursuant to the Exchange Act at each meeting of stockholders of the Company when Class I Directors are to be elected, and (ii) at a special meeting of the Board of Directors held as soon as practicable after the creation of any vacancy as a result of the death, resignation or removal of the Stockholder Director, the appointment of such person or persons as are designated by the Stockholder to fill any such vacancy (unless such vacancy is the result of a resignation, removal or similar action taken in order to comply with Section 4.1(a)). The Company shall not be in violation of this Section 4.1 to the extent that the failure to include any required Stockholder Director on the Company's Board of Directors is attributable to the failure of the Stockholder to designate a Stockholder Director or to the unwillingness or inability

                                      8.

of such designee to serve. For all purposes of this Agreement, the Company shall be in compliance with this Section 4.1(b) if it uses reasonable efforts to cause the Stockholder Director to be elected to the Company's Board of Directors in accordance with this Section 4.1.

          4.2 Certain Limitations. The individual designated as a Stockholder Director in accordance with the provisions of Section 4.1 shall, prior to commencing any activities as member of the Company's Board of Directors, enter into a confidentiality agreement, in substantially the same form as is entered into by the other directors. The Company may request that the Stockholder Director excuse himself or herself from deliberations or discussions of the Board of Directors of the Company involving relationships between the Company and the Stockholder or its Affiliates, or where, in the good faith determination of a majority of the Board of Directors of the Company, such deliberations or discussions are deemed to concern confidential or sensitive business or trade information. Unless otherwise prohibited by law, the Stockholder Director may vote on all matters submitted to the Board of Directors. Upon a similar determination, the Company may refrain from sending or providing to the Stockholder Director information of the type specified in the preceding sentence disseminated to the Board of Directors.

          4.3 Observer Rights. In the event that Stockholder is entitled to designate a Stockholder Director as provided in Section 4.1(a) above, but Stockholder elects not to designate a Stockholder Director or the Stockholder's designee is either unwilling or unable to serve, then the Stockholder shall be entitled to designate a representative to attend the meetings of the Board of Directors as an observer. The individual designated as an observer in accordance with the provisions of this Section 4.3 shall, prior to commencing any activities as an observer, enter into a confidentiality agreement, in substantially the same form as is entered into by the Company's Directors. The Company may request that the observer excuse himself or herself from deliberations or discussions of the Board of Directors of the Company involving relationships between the Company and the Stockholder or its Affiliates, or where, in the good faith determination of a majority of the Board of Directors of the Company, such deliberations or discussions are deemed to concern confidential or sensitive business or trade information or where necessary to preserve the Company's attorney-client privilege.

          4.4 Hart-Scott-Rodino Filing. The Company agrees to cooperate with the Stockholder in connection with Stockholder's compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with Stockholder's acquisition of additional Stock on the open public market or otherwise; provided, however, that Stockholder shall be responsible for any application fees in connection with such a filing.


                                   ARTICLE V

                    ADDITIONAL COVENANTS OF THE STOCKHOLDER

          The Stockholder covenants and agrees with the Company that until the eighteen (18) month anniversary of the termination of the Exclusivity Period set forth in Article II of this Agreement:

                                      9.

          5.1   Standstill.

                (a) Except as specifically contemplated by this Agreement or pursuant to its exercise of the rights set forth in Article III or Section 9.2 below, the Stockholder will not, and will cause each Affiliate of the Stockholder not to, purchase, acquire or own, or offer or agree to purchase, acquire or Beneficially Own, directly or indirectly, any Voting Securities (or enter into any arrangements or understandings with any third party to do any of the foregoing), if after such acquisition the Stockholder's Voting Ownership Percentage would exceed twenty-five percent (25%).

                (b) Section 5.1(a) shall cease to have any further force or effect if the Board of Directors of the Company, without prior written consent from the Stockholder, takes any action (including without limitation the approval of a transaction pursuant to Section 203 of the General Corporation Law of Delaware) to facilitate or approve any merger, consolidation, business combination or other transaction (or series of transactions) in which the holders of Voting Securities immediately prior to such transaction (or transactions) would collectively hold less than fifty percent (50%) of the voting power of the securities that are entitled to vote generally in the election of directors of the surviving parent corporation giving effect to all Voting Securities outstanding immediately after such transaction (or transactions) (a "Change of Control Transaction"), provided that no such Change of Control Transaction shall close until the date which is not less than thirty
(30) days after the later of (A) the date the Board of Directors of the Company takes any action to facilitate or approve the Change of Control Transaction, or
(B) the date Stockholder is notified of such action, in each case, such that Stockholder is released from the obligations of Section 5.1(a) for a period of not less than thirty (30) days prior to the closing or effectiveness of a Change of Control Transaction.

          5.2 Voting. So long as Stockholder's Fully Diluted Ownership Percentage is at least five percent (5%), the Stockholder will take such action as may be required so that all shares of Voting Securities owned by the Stockholder are voted (i) for management's nominees to the Board of Directors of the Company, if such nominees are consistent with the provisions of Section 5.1 hereof; (ii) to approve any amendments to the Company's equity incentive plans for employees and directors approved by the Board, including any amendments which increase the number of shares reserved for issuance under such plans; provided that Stockholder shall not be required to vote in favor of any increase in the number of shares under any such plan if, after giving effect to such Amendment, the aggregate number of shares reserved for future issuance under the Company's equity incentive plans for employees and directors exceeds fifteen percent (15%) of the Company's Fully Diluted Shares as of the date of the meeting approving the plan; and (iii) to approve any amendments to the Company's Certificate of Incorporation to increase the Company's authorized capital stock. So long as the Stockholder holds more than five percent (5%) of the outstanding shares of Voting Securities, the Stockholder shall be present, in person or by proxy, at all duly held meetings of stockholders of the Company so that all shares of Voting Securities held by the Stockholder may be counted for the purposes of determining the presence of a quorum at such meetings. The Stockholder shall not subject any Stock to any arrangement or agreement with respect to the voting of such shares which is inconsistent with the foregoing obligations. The obligations under this Section 5.2 will not apply and during the continuance of any of the events described in paragraphs (A) or (B) of
Section 5.3(b)(iii).

                                      10.

          5.3 Solicitation of Proxies. Without the prior written consent of the Company, the Stockholder shall not (a) solicit proxies with respect to any Voting Securities, or (b) become a "participant" in any "election contest" as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, in either case in connection with the election of directors of the Company; provided, however, that (i) Stockholder shall not be deemed to be a "participant" by reason of the membership of its Stockholder Directors or its designees on the Board of Directors of the Company, (ii) the announcement by Stockholder of the manner in which it intends to vote its Company Shares shall not, alone, be deemed to be a "solicitation" of proxies and (iii) the restrictions in this Section 5.3 shall not apply in connection with and during the continuance of any of the following:

                (A) an attempt by another person to acquire control of the Company of the Company's business through a tender offer, merger, recapitalization, proxy contest, consent solicitation, asset acquisition or other transaction, whether or not such transaction is proposed, endorsed or approved by the Company's Board of Directors, it being understood that for purposes of this subsection, an acquisition of, or the commencement of a fully-financed tender offer or exchange offer to acquire, at least fifty percent (50%) of either the then outstanding Voting Securities or the Fully-Diluted Shares shall be deemed to be an attempt to acquire control of the Company; or

                (B) an actual solicitation of proxies or consents by or on behalf of a person other than Stockholder or the Company.


                                  ARTICLE VI

                              TRANSFERS OF STOCK

          6.1 General. The provisions regarding transfers of Stock contained in this Article V shall apply to all shares of Stock now owned or hereafter acquired by Stockholder, including shares of Stock acquired by reason of original issuance, dividend, distribution, exchange, conversion and acquisition of outstanding shares of Stock from another Person, and such provisions shall apply to any shares of Stock obtained by a Stockholder upon the exercise, exchange or conversion of any option, warrant or other Derivative Security.

          6.2 Joinder Agreement; Certain Transfers. Stockholder shall not transfer any Stock to a Person not already a party to this Agreement unless and until such Person executes and delivers to the Corporation a joinder agreement in form and substance reasonably acceptable to the Corporation, pursuant to which such Person will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement, as a Stockholder hereunder. This restriction on transfer shall not apply to any Stock transfers by the Stockholder in any registered transaction or any transaction which is exempt from registration such as a sale pursuant to Rule 144 of the Securities Act of 1933, as amended.

          6.3   Drag-Along Rights.

                (a) If at any time the Board shall approve a Sale of the Company in accordance with the applicable provisions of this Agreement (an "Approved Sale"), then, subject

                                      11.

to Section 6.3(b) below: (i) Stockholder shall consent to and raise no objections against the Approved Sale; (ii) Stockholder shall cause its designees on the Board to take all necessary corporate action to approve such Approved Sale; (iii) if the Approved Sale is structured in whole or part as a merger or consolidation, or a sale of all or substantially all assets, each Stockholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale; (iv) if the Approved Sale is structured in whole or part as a sale of securities, the Stockholder agree to sell their Stock on the terms and conditions approved by Requisite Stockholders; and (v) Stockholder shall take all necessary actions, including the execution of such agreements and such instruments and other actions reasonably necessary to provide the representations, warranties, indemnities, covenants, conditions, non-compete agreement, escrow agreements and other provisions and agreements relating to such Approved Sale, and effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale as set forth in Section 6.3(b) below. The obligations set forth in subsection 6.3(a)(ii) shall not apply if Stockholder's representative on the Board believes in good faith, based upon advice of legal counsel, that compliance with such obligation would violate his or her fiduciary obligations under applicable law In such event, Stockholder's representative on the Board will be given reasonable time to consult legal counsel.

                (b) The obligations of the Stockholder pursuant to this Section
6.3 are subject to the satisfaction of the following conditions:

                    (i) upon the consummation of the Approved Sale, the Stockholder shall receive the same proportion of the aggregate consideration from such Approved Sale that the Stockholder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Charter as in effect immediately prior to such Approved Sale (giving effect to applicable preferences and orders of priority set forth therein);

                    (ii) all holders of then-currently exercisable, exchangeable or convertible Derivative Securities will be given an opportunity to either (A) exercise their rights to acquire the stock underlying such Derivative Securities prior to the consummation of the Approved Sale (but only to the extent such Derivative Securities are then vested or exercisable or would be vested or exercisable pursuant to their respective terms, including as a result of the Approved Sale), or (B) upon the consummation of the Approved Sale, receive in exchange for such Derivative Securities consideration equal to the amount determined by multiplying (1) the amount of consideration per share of Stock (of the same class as that for which the Derivative Security is then exercisable) received by the holders of such class of Stock in connection with the Approved Sale (after taking into account any dilutive effect that would have resulted had such holder participated in such sale as Stockholder) less the exercise price per Derivative Security by (2) the number of Derivative Securities (but only to the extent such Stock Equivalents are then vested or exercisable, exchangeable or convertible);

                    (iii) Stockholder shall not be obligated to make any out-of-pocket expenditure prior to the consummation of the Approved Sale (excluding modest expenditures for its own postage, copies, etc., and the fees and expenses of its own counsel retained by it), and Stockholder shall not be obligated to pay more than its or his pro rata share (based upon the number of shares of Stock and vested Derivative Securities held by such holder) of reasonable

                                      12.

expenses incurred in connection with such Approved Sale to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the acquiring party (costs incurred by or on behalf of a Stockholder for its or his sole benefit will not be considered costs of the transaction hereunder), provided that a Stockholder's liability for its pro rata share of such allocated expenses shall not in any event exceed the total purchase price received by such Stockholder for its Stock and Derivative Securities (including the exercise price thereof); and

               (iv) (A) in the event that the Stockholder is required to provide any representations or warranties in connection with the Approved Sale, the Stockholder shall be required to represent and warrant only as to its title to its Stock and Derivative Securities, the absence of encumbrances on such Stock and Derivative Securities and the Stockholder's authority, power and right to enter into and consummate such purchase or merger agreement without violating any other agreement or legal requirement), and (B) in the event that Stockholder is required to provide any indemnities in connection with the Approved Sale, then Stockholder shall not be liable for more than its pro rata share (based upon the number of shares of Stock and vested Derivative Securities held by such holder) of any liability for indemnity and such liability shall not in any event exceed the total purchase price received by such Stockholder for its Stock plus Derivative Securities (including the exercise price thereof).

                                  ARTICLE VII

                                  STOCK LEGEND

  7.1     Form of Legend.

          (a) Each certificate or instrument representing Voting Securities now or hereafter owned by the Stockholder, or issued to any in connection with a transfer permitted hereunder, shall be endorsed with the following legend:

    The securities represented by this certificate or instrument are subject to the provisions of a Stockholder Agreement, dated June 5, 1998 (the "Agreement"), among the Company and parties thereto, and any subsequent amendments of or supplements to said Agreement. The sale, transfer, pledge or other disposition and the voting of the securities represented by this certificate or instrument are subject to certain provisions of said Agreement. A copy of said Agreement is on file and may be obtained at the Company's principal executive office.

  7.2 Removal of Legend. The legend relating to this Agreement endorsed on any certificate or instrument pursuant to this Article VI shall be removed, and the Company will issue a certificate or instrument without such legend to the holders of the Stock represented by such certificate or instrument, upon the termination of this Agreement, or upon a transfer made in compliance with this Agreement (unless the terms of the Agreement applicable to such transfer expressly provide that the transferee of Stock shall hold the transferred Stock subject to the provisions of this Agreement).


                                      13.

                                 ARTICLE VIII

                                  TERMINATION

  8.1 Written Agreement. This Agreement may be terminated by the written agreement of the Company and the Stockholder.

  8.2 Time. Except as otherwise specifically provided herein, the provisions of Articles II, III and IX shall terminate at any time the Stockholder's Voting Ownership Percentage is less than five percent (5%).

                                  ARTICLE IX

      RIGHT OF FIRST NEGOTIATION; SALE OF STOCK TO STOCKHOLDER COMPETITOR

  9.1 Right of First Negotiation. The Company hereby grants Stockholder a right of first negotiation to acquire the Company in the event that the Board of Directors determines that it is in the best interests of the Company and its stockholders to engage in a Sale of the Company. In such event, the Company will notify Stockholder and Stockholder will have ten (10) days from the receipt of such notice to notify the Company that Stockholder desires to acquire the Company in a Sale. If Stockholder does not so elect, or if Stockholder does not respond within such ten (10) day period, or if the Company and Stockholder do not enter into a definitive agreement for such acquisition within forty-five
(45) days after the Company's receipt of Stockholder's election, then the Company shall be free to negotiate with any third party for the Sale of the Company. If, at any time, the Company receives an unsolicited offer from a third party for the Sale of the Company, the Company will notify Stockholder of the material terms of such offer within ten (10) days of the receipt of such offer.

  9.2 Sale of Stock to Stockholder Competitor. In the event that a Stockholder Competitor offers to buy Stock from the Company, the Company will notify Stockholder of the material terms of such offer within ten (10) days of the receipt of such offer (the "Notice"). Stockholder shall have ten (10) days from the receipt of such notice to notify the Company that Stockholder desires to buy such Stock on such terms. If Stockholder does not so elect, or if Stockholder does not respond within such ten (10) day period, or if the Company and Stockholder do not enter into a definitive agreement for such acquisition within ten (10) days after the Company's receipt of Stockholder's election, then the Company shall be free to negotiate with such Stockholder Competitor for the sale of the Stock on terms no less favorable to the Company than those set forth in the Notice. This Section 9.2 shall not apply to any offer by a Stockholder Competitor to purchase Stock from the Company in connection with a Sale of the Company.


                                      14.

                                   ARTICLE X

                              REGISTRATION RIGHTS

  10.1 Definitions. As used in this Section, the following terms shall have the following respective meanings:

          "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "Holder" means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities in accordance with Section
10.9 hereof.

          "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" means (a) the Stock; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, any such securities shall cease to be Registrable Securities following (i) a transfer of such securities registered under the Securities Act; (ii) a transfer of such securities in an open-market transaction under Rule 144; or (iii) a transfer of less than 500,000 shares of such securities to any person or entity other than the following persons and entities: a subsidiary, parent corporation, general partner or limited partner of the transferring Holder (any of the foregoing persons may be referred to herein as a "Related Transferee").

          "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Voting Securities that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

          "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 10.2, and 10.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "SEC" or "Commission" means the Securities and Exchange Commission.

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale, and any fees or expenses of counsel for the Holder.

  10.2 Piggyback Registrations. Beginning upon the expiration of the Lock-Up Agreement between the Stockholder and the Representatives of the Company's underwriters


                                      15.

dated as of even date herewith, the Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of its Initial Offering, and at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for any other public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen
(15) days after the above-described notice from the Company (in the case of the Initial Offering) or ten (10) days after the above described notice (in the case of any other offering), so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (a) Underwriting. If the registration statement under which the Company gives notice under this Section 10.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 10.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than fifty percent (50%) of the Registrable Securities proposed to be sold in the offering.

          (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 10.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in


                                      16.

such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 10.5 hereof.

  10.3 Form S-3 Registration. Beginning upon the expiration of the Lock-Up Agreement between the Stockholder and the Representatives of the Company's underwriters dated as of even date herewith, in case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 10.3:

               (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

               (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000, or

               (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 10.3; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

               (iv) if the Company has, within the six (6) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 10.3, or

               (v) if the Holders are requesting that the Company file such a registration in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.


                                      17.

          (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All such Registration Expenses incurred in connection with registrations requested pursuant to this Section 10.3 after the first two (2) registrations shall be paid by the selling Holders pro rata in proportion to the number of shares sold by each.

          (d) The Company will use its best efforts to qualify for the use of the Form S-3 registration statement or any successor form as promptly as reasonably practicable following the closing of the IPO.

  10.4 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Section
10.2 or Section 10.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 10.3, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 10.2 or
Section 10.3, as applicable, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.

  10.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or one hundred eighty (180) days in the case of a registration pursuant to Section 10.3 or, if earlier, until the Holder or Holders have completed the distribution related thereto.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as


                                      18.

shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

  10.6 Termination of Registration Rights. All registration rights granted under this Section 10 shall expire with respect to a particular Holder if (a) such Holder (together with its affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock or (b) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners and former partners) may be sold under Rule 144 during any ninety (90) day period.

  10.7    Delay of Registration; Furnishing Information.

          (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 10.

          (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 10.2 or 10.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended


                                      19.

method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

          (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 10.3 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 10.3.

          (d) The Company shall have no obligation with respect to any registration rights granted herein until the expiration of the Lock-Up Agreement between the Stockholder and the Representatives of the Company's underwriters dated as of even date herewith.

  10.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 10.2 or 10.3:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 10.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the


                                      20.

meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, controlling person, underwriter or other Holder, or partner, officer, director, legal counsel or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 10.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 10.9 exceed the proceeds from the offering received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section
10.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.8.

          (d) If the indemnification provided for in this Section 10.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable


                                      21.

considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

          (e)  The obligations of the Company and Holders under this Section
10.8 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

  10.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 10 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a Related Transferee, or (b) acquires at least five hundred thousand (500,000) shares of Registrable Securities (as adjusted for stock splits, stock dividends and combinations); provided, however, that (i) the transferor shall, within ten
(10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

  10.10 Amendment of Registration Rights. Any provision of this Section 10 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 10.10 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 10, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

  10.11 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

          (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

          (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with


                                      22.

the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

  10.12 Market Stand-Off Agreement. In connection with a public offering of the Company's Common Stock, each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period of up to ninety (90) days as may be specified by the representatives of the underwriters of Common Stock (or other securities) of the Company and the Company, provided that all executive officers and directors of the Company, and all stockholders of the Company whose Fully Diluted Ownership Percentage is at least one percent (1%).

  Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 10.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said period of time.

  10.13 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of fifty percent (50%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.

  10.14 Selection of Underwriter. The holders of a majority of the shares of Registrable Securities to be included in a registration pursuant to Section 10.3 will have the right to select one or more underwriters to manage the offering of such Registrable Securities, subject to the Company's approval, which will not be unreasonably withheld or delayed.

                                  ARTICLE XI

                                 MISCELLANEOUS

  11.1 Notices. All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand, by facsimile transmission (receipt confirmed by telephone) or by overnight registered or certified mail, return receipt requested, postage prepaid addressed to the Company at the address of its principal office and to the Stockholder at its last known address as shown by the books and records of the Company, or to such other address as the Stockholder shall have specified in writing to the other parties. Any notice given by personal


                                      23.

delivery, facsimile transmission or overnight mail shall be deemed to have been delivered on the date of the receipt of such delivery or transmission at the address set forth above (or such other address designated pursuant hereto); and any notice given by registered or certified mail shall be deemed to have been delivered on the fourth (4th) Business Day following the date on which it was deposited in the United States postal system. Notice in writing may be given by a method other than as described above and such notice shall be deemed delivered on the date actually received.

  11.2 Entire Agreement. This Agreement, the Stock Purchase Agreement, and the documents, instruments and agreements to be executed and delivered pursuant to this Agreement and the Stock Purchase Agreement constitute the entire agreement among the parties with respect to the subject of the transactions contemplated hereby and supersedes all prior letters or agreements with respect thereto.

  11.3    Waiver; Amendment.

          (a) Any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company, (ii) as to the Stockholder, only by the Stockholder.

          (b) This Agreement may not be amended or modified orally but only in an instrument in writing duly executed by (i) the Company and (ii) the Stockholder.

  11.4 Assignment; Binding Effect. This Agreement shall not be assignable by the Stockholder, and no purported assignment by the Stockholder shall be valid, unless the assignment occurs in connection with a transfer of Stock made in accordance with this Agreement and unless the transferee executes a counterpart of this Agreement and then only with respect to the Stock so transferred; provided, however, that, notwithstanding the foregoing, the Stockholder's rights and obligations under Article II, III and IV, except as expressly set forth therein, shall not be assignable by the Stockholder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Company, the Stockholder and their respective heirs, devisees, legal representatives, successors, assigns and other transferees.

  11.5 Counterparts. This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

  11.6 Interpretation. This Agreement shall be construed and interpreted fairly as to the parties and not in favor or against any party, regardless of which party prepared this Agreement.

  11.7 No Third Party Beneficiaries. This Agreement does not create, and shall not be deemed to create, a relationship among the parties hereby or any of them and any third party in the nature of a third party beneficiary or fiduciary relationship.


                                      24.

  11.8 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware (without giving effect to the choice of law principles thereunder), as applicable.

  11.9 Form of Payments. Except as otherwise provided herein, all payments to be made under this Agreement shall be effected in immediately available funds by wire transfer to the bank account as a party shall by notice designate.

  11.10 Dispute Resolution. Except as provided below, any and all disputes arising under or related to this Agreement which cannot be resolved through negotiations between the parties shall, at the election of either party, be submitted to binding arbitration. If the parties fail to reach a settlement of their dispute within fifteen (15) days after the earliest date upon which one of the parties notified the other(s) of its desire to attempt to resolve the dispute, the dispute shall, at the election of either party, be promptly submitted to arbitration. A single arbitrator shall be selected by mutual agreement of the parties. If the parties are unable to agree on the selection of a single arbitrator, then each party shall select an arbitrator and the two selected arbitrators shall together select a third mutually agreeable arbitrator. The decision of the arbitrator(s) shall be final, nonappealable and binding upon the parties, and it may be entered in any court of competent jurisdiction. The arbitration shall take place in Denver or Boulder, Colorado, as the arbitrator shall determine. The arbitrator(s) shall be bound by the laws of the State of Delaware applicable to the issues involved in the arbitration and all rules relating to the admissibility of evidence, including, without limitation, all relevant privileges and the attorney work product doctrine. All discovery shall be completed in accordance with the time limitations prescribed in the Colorado Rules of Civil Procedure, unless otherwise agreed by the parties or ordered by the arbitrators on the basis of strict necessity adequately demonstrated by the party requesting an extension of time. The arbitrator(s) shall have the power to grant equitable relief where applicable under Delaware law, and shall be entitled to make an award of punitive damages when applicable under Delaware law. The arbitrator(s) shall issue a written opinion setting forth their decision and the reasons therefor within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this Section shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, either party may seek and obtain an injunction or other appropriate relief from a court to preserve or protect trademarks, tradenames, copyrights, patents, trade secrets or other intellectual property or proprietary information or to preserve the status quo with respect to any matter pending conclusion of the arbitration proceeding, but no such application to a court shall in any way be permitted to stay or otherwise impede the progress of the arbitration proceeding. In the event of any arbitration or litigation being filed or instituted between the parties concerning this Agreement, the prevailing party will be entitled to receive from the other party or parties its reasonable attorneys' fees, witness fees, costs and expenses, court costs and other reasonable expenses (including administration and the arbitrator's fees), whether or not such controversy, claim or action is prosecuted to judgment or other form of relief.

  11.11 Cooperation and Assurances; Documents. Each party hereto shall cooperate, and shall take such further action and shall execute and deliver such further documents and instruments as may be reasonably requested by any other party for purposes of carrying out the provisions of this Agreement. All documents and instruments delivered by or on behalf of a



                                      25.

Stockholder to the Company shall be in form and content reasonably satisfactory to the Company and its counsel, and all certificates, documents and instruments delivered by or on behalf of the Company to a Stockholder shall be in form and content reasonably satisfactory to such Stockholder and its counsel.

  11.12 Specific Performance. The parties hereto acknowledge and agree that irreparable damage would result if this Agreement is not specifically enforced and that, therefore, the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

  11.13 Severability. To the extent that any provisions of this Agreement be invalid or unenforceable, it shall be considered deleted therefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

  11.14 Publicity. No party shall refer to or identify the other party, such other party's Affiliates, or the respective products or services of any of them, in advertising, promotional activity, publicity release or other public filing without the prior consent of the other party.

  IN WITNESS WHEREOF, each of the undersigned parties has caused this Agreement to be duly executed under seal and delivered by such party or one of its duly authorized officers, all as of the Effective Date.

HORIZON ORGANIC HOLDING CORPORATION


By: /s/ Barnet M. Feinblum
   ------------------------------------
Name:   Barnet M. Feinblum
     ----------------------------------
Title:  President and Chief Executive
        Officer
      ---------------------------------

SUIZA FOODS CORPORATION


By: /s/ Tracy L. Noll
   ------------------------------------
Name:   Tracy L. Noll
     ----------------------------------
Title:  Executive Vice President
      ---------------------------------



                                      26.

                                   Exhibit A

                         CERTIFICATE OF INCORPORATION

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                      HORIZON ORGANIC HOLDING CORPORATION
                            A DELAWARE CORPORATION

                                      I.

The undersigned, Barnet M. Feinblum, hereby certifies that:

     ONE: He is the duly elected and acting President of Horizon Organic Holding Corporation.

     TWO: The corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 20, 1997 under the name Horizon Organic Holding Corporation.

     THREE: This Amended and Restated Certificate of Incorporation restates, integrates and amends the corporation's Certificate of Incorporation filed on March 20, 1997, and has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     FOUR: The text of the Amended and Restated Certificate of Incorporation of this corporation is hereby amended and restated to read in its entirety as follows:

                                      II.

     The name of this corporation is HORIZON ORGANIC HOLDING CORPORATION.

                                     III.

     The address of the registered office of the corporation in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is the Corporation Trust Company.

                                      IV.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

     A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is thirty-five million (35,000,000), of which thirty million (30,000,000) shares shall be Common Stock and five million (5,000,000) shares shall be Preferred Stock. The Common Stock shall have a par value of $.001 per share and the Preferred Stock shall have a par value of $.001 per share.

     B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                      V.

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     A.   1.   The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

          2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

     Notwithstanding the foregoing provisions of this Article, each director shall serve until such director's successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          3. Subject to the rights of the holders of any series of Preferred Stock, no director shall be removed without cause. Subject to any limitations imposed by law, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors (the "Voting Stock").

          4. Subject to the rights of the holders of any series of Preferred Stock and the Stockholders Agreement, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

     B.   1.   Subject to paragraph (i) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

          2. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

          3. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and following the closing of the Initial Public Offering no action shall be taken by the stockholders by written consent.

     C.   1.   Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (iv) by the holders of the shares entitled to cast not less that ten percent (10%) of the votes at the meeting, and shall be held at such place, on such date, and at such time as they or he shall fix; provided, however, that the following registration of any classes of equity securities of the corporation pursuant to the provisions of the Securities Exchange Act of 1934, as amended, special meetings of the stockholders may only be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors.

          2. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                      VI.

     A. To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

     B. No director of the corporation shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (1) shall have breached the director's duty of loyalty to the corporation or its stockholders,
(2) shall not have acted in good faith, or, in failing to act, shall not have acted in good faith, (3) shall have acted in manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or
(4) shall have derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     C. Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or of a direct or indirect subsidiary of the corporation, or is or was serving at the request of the corporation as a director of officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation which was predecessor corporation of the corporation or of another entity or enterprise at the request of such predecessor corporation, shall be indemnified and held harmless by the corporation, and the corporation shall advance all expenses incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the General Corporation Law of the State of Delaware. In any proceeding against the corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the General Corporation Law of the State of Delaware. The rights to indemnification and advancement of expenses conferred by this Article VI shall be presumed to have been relied upon by the directors and officers of the corporation in serving or continuing to serve the corporation and shall be enforceable as contact rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The corporation may, upon written demand presented by a director or officer of the corporation or of a direct or indirect subsidiary of the corporation, or by a person serving at the request of the corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specified rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the General Corporation Law of the State of Delaware, as amended and in effect from time to time.

          1. If a claim under this Article VI is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the General Corporation Law of the Sate of Delaware.

          2. If the General Corporation Law of the State of Delaware is hereafter amended to permit the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment, the indemnification rights conferred by this Article VI shall be broadened to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     D.   Any repeal or modification of any of the foregoing provisions of this
Article VII, including without limitation, any contractual rights arising under or authorized by it, shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

                                     VII.

     A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this
Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.

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


     IN WITNESS WHEREOF, the undersigned has executed this certificate on __________ __, 1998.

                                             _______________________________
                                             Barnet M. Feinblum
                                             President

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